UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2013

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 31, 2013, CNO Financial Group, Inc. (the "Company") issued a press release announcing that its board of directors has declared a quarterly cash dividend of $0.03 per share on the Company's common shares. The Company also reported that as a result of the Company's previously announced election to terminate the conversion right of its 7.0% Convertible Senior Debentures due 2016 (the "Debentures"), holders of $25.7 million principal amount of the Debentures exercised their conversion right in July 2013 and will receive approximately 4.7 million shares of our common stock. The conversion rate was equal to 184.3127 shares of common stock per $1,000 principal amount of Debentures converted. The remaining principal amount outstanding of the Debentures is $3.5 million.

A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d).	Financial Statements and Exhibits.

99.1	Press Release of CNO Financial Group, Inc., dated July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: July 31, 2013
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

3